UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 10, 2006
THE HOUSTON EXPLORATION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-11899	22-2674487
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 Louisiana, Suite 2000
Houston, Texas		77002-5215
(Address of principal executive offices)		(Zip Code)
(713) 830-6800
(Registrant’s telephone number, including area code)
Not Applicable
(Former names or former address, if changed since last report)
          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
In July 2006, The Houston Exploration Company (the “Company”) will be conducting a series of meetings with investors and analysts, during which members of senior management will be reviewing the Company’s onshore operations as of July 2006. A copy of the Company’s slide presentation is furnished as Exhibit 99.1 to this Current Report and incorporated by reference herein. In addition, the slides can be viewed under the “Presentations” tab in the Shareholder/Financial section of the Company’s Web site at http://www.houstonexploration.com.
The slide presentation includes “forward looking statements” which are subject to the cautionary statements set forth in the presentation and in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update any forward looking statements contained in the presentation. Certain of the slides also contain non-GAAP financial information. A reconciliation of such non-GAAP financial information to GAAP financial measures is included in Exhibit 99.1.
The information in the slide presentation shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Further, the slide presentation shall not be deemed to be incorporated by reference into the Company’s filings under the Securities Act of 1933, as amended, except as set forth with respect thereto in any such filing.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits
99.1	The Houston Exploration Company slide presentation to investors and analysts reviewing onshore operations as of July 2006.
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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 10, 2006	THE HOUSTON EXPLORATION COMPANY
	By:	/s/ James F. Westmoreland
James F. Westmoreland
Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1 —	The Houston Exploration Company slide presentation to investors and analysts reviewing onshore operations as of July 2006